EXHIBIT 10.2

ASHER-MENASHER LICENSE

The pages which follow are free translations from the Hebrew of the documents setting forth the granting of License No. 334 / "Asher-Menashe":

Original License 334 "Asher-Menashe" granted on June 10, 2007.

STATE OF ISRAEL

LICENSE

License No. 334/"Asher-Menashe"

Pursuant to my authority under Section 16 of the Petroleum Law, 5712-1952

This LICENSE is granted to Zion Oil & Gas, Inc. (100%)

The LICENSE is granted - with respect to the area described in the First Annex.

The LICENSE is granted - subject to the provisions of the Petroleum Law, 5712-1952, and the Regulations issued pursuant thereto, and to the special conditions details in the Second Annex, which is an integral part of this License.

Granted in Jerusalem, on 24 Sivan 5777, June 10, 2007.

/s/ Dr. Ya'acov Mimran

Dr. Ya'acov Mimran

Commissioner of Petroleum Affairs

This License was registered with Petroleum Registry on 24 Sivan 5777, June 10, 2007.

STATE OF ISRAEL

License No. 334/"Asher-Menashe"

FIRST ANNEX

Description of the Area:

From N.Z.	196169/745000	thence South-East
To N.Z.	201000/739000	thence South
To N.Z.	201000/722000	thence East
To N.Z.	213000/722000	thence East
To N.Z.	213000/715000	thence South-West
To N.Z.	210000/712000	thence West
To N.Z.	208000/712000	thence South-West
To N.Z.	204000/711000	thence West
To N.Z.	194400/711000	thence North
To N.Z.	194400/732797	thence North along the coast and back
To N.Z.	196169/745000

Total area is about 319,000 dunam (about 319 square kilometers).

The coordinates are bases on the new Israeli grid.

The area of the License is defined by the N.Z. grid points stated above. In the event of a discrepancy between maps submitted by the Licensee and the above description, the N.Z. grid points control.

Granted in Jerusalem on 24 Sivan 5777

10 June 2007

/s/ Dr. Ya'acov Mimran

Dr. Ya'acov Mimran

Commissioner of Petroleum Affairs

STATE OF ISRAEL

License No. 334/"Asher-Menashe"

SECOND ANNEX

SPECIAL CONDITIONS

This License is given for the period June 10, 2007 through June 9, 2010.

During this period the Licensee shall conduct the following work program:

1. Execution of a contract with a geophysical works contractor for the performance of a new seismic survey - within one month of the grant of the License.

2. Analysis of hydrocarbon samples to identify the magnetic signatures which might indicate hydrocarbons - by October 1, 2007.

3. Mapping of the top of the basement and mapping of the volcanic section in the License area - by October 1, 2007.

4. Performance of a seismic survey of about 20 kilometers of new seismic lines - by January 1, 2008.

5. Interpretation of the data of the new seismic survey, integration into existing data and submission of a summary report - by July 1, 2008.

6. Chemical analysis of samples from adjacent wells to determine the source of hydrocarbons on the License area - by January 1, 2009.

7. Execution of a contract with a drilling contractor for the performance of item 8 below - by January 1, 2009.

8. Commencement of drilling operations to a depth of about 4,000 meter - by July 1, 2009.

9. Presentation of a program to continue operations in the framework of the License - within 4 months of the completion of the drilling of the well.

No original geophysical materials, magnetic tapes, etc. shall be taken out of the country, rather copies only.

Granted in Jerusalem , on 24 Sivan 5777

June 10, 2007

/s/ Dr. Ya'acov Mimran

Dr. Ya'acov Mimran

Commissioner of Petroleum Affairs